October 2, 2008

Arbitron is disappointed that the State of New York Office of the Attorney General has stated its intent to pursue litigation in an effort to stop the implementation of Portable People Meter — a measurement tool that is supported by a majority of the radio industry. We intend to vigorously defend the Company and its interests. We also fear that the radio industry will suffer continued harm and be placed at a competitive disadvantage if PPM is delayed further.

After many years of market trials, and almost two years of commercialization, the PPM is providing more timely and detailed insights into the behavior of radio audiences. These insights have already been used with demonstrated success by radio programmers, including those at urban and Spanish-language stations.

Radio broadcasters, radio advertisers and Arbitron all have an important stake in the transition to electronic measurement. At Arbitron, we appreciate the role that all segments of the radio industry must play during this transition. We reaffirm our commitment to working with all radio broadcasters, agencies, and advertisers to facilitate industry-wide success in an electronically measured world.